Amendment No. 1

To

Declaration of Trust

A trust known as ActiveShares ETF Trust (the “Trust”) was created by a Declaration of Trust dated October 22, 2019 (the “Declaration”). Pursuant to the authority granted by Article XI, Section 11.1 of the Declaration, the following amendment to the Declaration is hereby adopted, effective as of December 16, 2022:

Article I, Section 1.1 is amended to read as follows:

Section 1.1. Name. This Trust shall be known as Legg Mason ETF Investment Trust II and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, have executed this instrument as of this 16th day of December, 2022.

/s/
Jennifer M. Johnson
One Franklin Parkway San Mateo, CA 94403-1906

/s/
Rohit Bhagat
One Franklin Parkway San Mateo, CA 94403-1906

/s/
Deborah D. McWhinney
One Franklin Parkway San Mateo, CA 94403-1906

/s/
Anantha K. Pradeep
One Franklin Parkway San Mateo, CA 94403-1906